Exhibit 99.1

Contacts:	Brian W. Poff	Scott Brittain
	Executive Vice President, Chief Financial Officer Addus HomeCare Corporation (630) 296-3400 investorrelations@addus.com	Corporate Communications, Inc. (615) 324-7308 scott.brittain@cci-ir.com

ADDUS HOMECARE NAMES SUSAN T. WEAVER, M.D. AND DARIN J. GORDON

TO BOARD OF DIRECTORS

Downers Grove, Illinois (October 19, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home and community-based personal care services, today announced that it has named Susan T. Weaver, M.D., FACP, and Darin J. Gordon to its Board of Directors. Dr. Weaver serves as the Chief Executive Officer of healthcare services company, C3Healthcare Rx, and formerly served as the Chief Medical Officer at Blue Cross and Blue Shield of North Carolina (BCBSNC), the state’s largest health insurer. Mr. Gordon recently left the State of Tennessee’s Division of Health Care Finance and Administration after serving as the division’s Chief Executive Officer and Director, which included serving as Director of TennCare, Tennessee’s Medicaid program, since 2006 under both Democratic and Republican governors, making him the program’s longest serving Director.

Commenting on the announcement, Dirk Allison, President and Chief Executive Officer of Addus, said, “We are pleased and very fortunate to be adding Susan Weaver and Darin Gordon to the Company’s Board, two highly accomplished healthcare executives who bring important perspectives and valuable experience to Addus.

“As a result of Susan’s tenure at BCBSNC, as well as her hands-on experience as a physician and in hospital management, she has been directly involved in setting up and growing clinically integrated networks, launching start up initiatives and performance programs and using data and analytics to design new models of care and innovative payment methods to move to value-based care. In addition, under Darin’s leadership of the successful turnaround of TennCare, the program maintained the lowest cost trend in its history, made significant improvements in quality measures, and has been nationally recognized for innovations in managed care and payment and delivery system reform, including the successful state-wide implementation of a managed long-term services and supports system.

“We expect Susan and Darin to be great additions to Addus’s Board, as we work to leverage both the increasing shift to value-based care and growing managed care involvement in the home and community based personal care industry, and we welcome them both to Addus.”

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ADUS Names Two New Directors

October 19, 2016

Dr. Weaver remarked, “Given the quality care and cost reduction imperatives affecting the full continuum of healthcare under value-based reimbursement models, Addus has a unique opportunity to expand its leadership in the personal care industry, due to its scale, geographic presence, relative technology sophistication and financial strength. I look forward to taking part in helping Addus achieve this and other goals.”

Mr. Gordon added, “States across the country are actively grappling with the demands presented by their Medicaid populations for improved quality of care and lower cost. I believe Addus will be the best positioned firm in the personal care sector of the healthcare industry to be part of the solution, which is expected to be very beneficial for patients and healthcare payors and providers and, in turn, the Company’s stakeholders.”

Prior to joining C3Healthcare Rx, Dr. Weaver was President of Transformation Health Partners, a healthcare consulting company she founded in 2015, after three years of service at BCBSNC. In addition, Dr. Weaver earlier held various executive positions at WakeMed Health & Hospital (Raleigh, NC), including serving as the organization’s Executive Vice President of Medical Affairs and Physician Practices. She was a founding member and Executive Director of Alliance Medical Ministry, a not-for-profit organization providing medical care to the working uninsured of Wake County, NC. Weaver earned a M.D. from the Duke University School of Medicine (Durham, NC) and B.S. in Psychology from Duke University, and completed postgraduate training at Massachusetts General Hospital (Boston, MA). She is board-certified in Internal Medicine and is a Fellow of the American College of Physicians.

In 2006, Mr. Gordon became Director of the Division of Health Care Finance and Administration for the State of Tennessee, an $11 billion health care enterprise that provided services to nearly 1.5 million Tennesseans and which included his responsibilities as Director of TennCare. In addition to Tennessee’s Medicaid and CHIP programs, he was responsible for the State’s high-risk pool, pharmacy assistance program, e-Health strategy, all payers’ claims database as well as its multi-payer payment and delivery system reform initiative. In Mr. Gordon’s 18 years with the division – spanning three Governors – he also served as the Director of Managed Care Programs and Chief Financial Officer. He has also been involved in healthcare policy nationally through consultations with states, in his leadership roles in the National Association of Medicaid Directors, including serving as President, and his involvement in a variety of National Governors Association initiatives and task forces.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “believe,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, advancements in technology, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and

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ADUS Names Two New Directors

October 19, 2016

dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 30, 2016, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive home and community-based personal care services, which are primarily provided in the home and focused on the dual eligible population. Addus’ services provide assistance with activities of daily living and adult day care. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At June 30, 2016, Addus provided personal care services to over 34,000 consumers through 121 locations across 24 states. For more information, please visit www.addus.com.

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